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                                  EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We issued our report dated January 24, 2001, accompanying the consolidated financial statements (except for Note R, as to which the date is March 12, 2001) incorporated by reference in the Annual Report of Royal Bancshares of Pennsylvania, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Form S-8 (File No. 333-25855)



/s/ Grant Thornton, LLP
-----------------------
Philadelphia, Pennsylvania
March 30, 2001


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